UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2017

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Chevron Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-00368	94-0890210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA		94583
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 842-1000

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.04    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 10, 2017, Chevron Corporation (the “Company”) sent a notice required by Rule 104 of Regulation BTR to its directors and executive officers informing them of a blackout period beginning on December 26, 2017 and expected to end no later than the week of January 7, 2018 (the “Blackout Period”).  The Blackout Period is being imposed due to a change in the recordkeeper of the Chevron Employee Savings Investment Plan (the “ESIP”).

The Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on November 10, 2017, which indicated that ESIP participants will not be able to direct or diversify investments in their individual ESIP accounts, including transactions in Chevron common stock in the Chevron Stock Fund, obtain a loan or receive a distribution from the ESIP during the Blackout Period.

During the Blackout Period, and for a period of two years after the end date thereof, a security holder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual beginning and end dates of the Blackout Period. This information is available by contacting Mary A. Francis, the Company’s Corporate Secretary and Chief Governance Officer, at 6001 Bollinger Canyon Road, San Ramon, CA 94583, or via telephone at (925) 842-1000.

A copy of the notice transmitted to the directors and executive officers of the Company is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Description
99.1	Notice to Directors and Executive Officers dated November 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEVRON CORPORATION
Dated: November 13, 2017	By:	/s/ Christine L. Cavallo
Christine L. Cavallo
Assistant Secretary